PWRW&G DRAFT
                                             10/14/96






                             October __, 1996



Simon-DeBartolo Group, L.P.
National City Center
115 West Washington Street, Suite 15 East
Indianapolis, IN 46204


                   Registration Statement on Form S-3
                       REGISTRATION NO. 333-11491

Ladies and Gentlemen:


          In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Simon-DeBartolo

Group, L.P. (the "Operating Partnership") with the Securities and

Exchange Commission pursuant to the Securities Act of 1933, as amended

(the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder.  The Registration Statement relates to the registration under the Act of the Operating Partnership's non-convertible investment grade debt securities, consisting of notes or debentures denominated in

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United States dollars or any other currency(the "Debt Securities"). The Debt

Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.  The aggregate public offering price of the

Debt Securities will not exceed $750,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) if the Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Operating Partnership).

          The Debt Securities are to be issued under an Indenture to be entered into between the Operating Partnership and Chemical Bank, as trustee (the "Trustee"), as may be supplemented from time to time

(together, the "Indenture").

          In connection with this opinion, we have examined (i)

originals, photocopies or conformed copies of the Registration Statement

(including the exhibits and amendments thereto), (ii) the form of the

Indenture filed as an exhibit to the Registration Statement, and (iii)

records of certain of the corporate proceedings of the managing general partner of the Operating Partnership relating, among other things, to the proposed issuance and sale of the Debt Securities.  In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.  In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies and the legal capacity of natural persons executing such documents, none of which facts we have independently verified.  We

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have relied as to matters of fact upon certificates of officers of the managing general partner of the Operating Partnership.

          In rendering the opinion set forth below, we have assumed that

(i) the Operating Partnership has been duly organized and is validly existing in good standing under the laws of Delaware, (ii) the Operating

Partnership has the legal power and authority to enter into and perform its obligations under the Indentures and the Debt Securities, (iii) the execution, delivery and performance by the Operating Partnership of the

Indentures and the Debt Securities will not conflict with or violate the charter or by-laws of the managing general partner of the Operating

Partnership, the laws of Delaware or the terms of any agreement or instrument to which the Operating Partnership is subject, (iv) the

Indenture will have been duly authorized, executed and delivered by the parties thereto, and (v) the Indenture, after it has been executed and delivered, will represent a valid and binding obligation of the Trustee.

We have also assumed, with respect to the Debt Securities of a particular series or issuance to be offered (the "Offered Securities"), that (i) the terms of issue and sale of the Offered Securities shall have been duly established in accordance with the appropriate Indenture, (ii) the

Offered Securities shall have been duly authorized, issued and delivered by the Operating Partnership and duly authenticated by the Trustee, all in accordance with the terms of appropriate Indenture, and against payment by the purchasers thereof at the agreed consideration therefor and (iii) the Offered Securities, when so issued, authenticated,

delivered and sold, will represent valid and binding obligations of the

Operating Partnership under the laws of Delaware.

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          Based on the foregoing, and subject to the limitations

hereinafter set forth, we are of the opinion that:

          1.   The Indenture, when duly authorized, executed and delivered by the parties thereto, will represent a valid and binding obligation of the Operating Partnership under the laws of the State of New York,

enforceable against the Operating Partnership in accordance with its terms, except as such enforceability may be subject to (a) bankruptcy,

insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) requirements that a claim with respect to any Debt Securities denominated other than in United

States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) the enforceability of forum selection clauses in the federal courts.

          2.   When issued, authenticated and delivered, the Offered

Securities will be legal, valid and binding obligations of the Operating

Partnership under the laws of the State of New York enforceable against the Operating Partnership in accordance with their respective terms,

except as such enforceability may be subject to (a) bankruptcy,

insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) requirements that a claim with respect to any Offered Securities denominated other than in

United States dollars (or a judgment denominated other

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than in United States dollars in respect of such claim) be converted into

United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (d) the enforceability of forum selection clauses in the federal courts.

          We express no opinion as to the enforceability of any

provisions contained in the Indenture or the Offered Securities that constitute waivers which are prohibited under the Uniform Commercial Code of the State of New York prior to default.

          Our opinions expressed above are limited to the laws of the

State of New York and the federal laws of the United States of America.

Our opinions are rendered only with respect to the laws, and the rules,

regulations and orders thereunder, that are currently in effect.

          We hereby consent to the use of our name in the Registration

Statement and in the prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.




                              Very truly yours,




                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON






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